Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the Common Stock of FTC Solar, Inc., a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 1st day of February, 2023.

South Lake One LLC

By:	/s/ Isidoro Quiroga Cortés
Name: Isidoro Quiroga Cortés
Title: Manager

By:	/s/ Luis Felipe Correa González
Name: Luis Felipe Correa González
Title: Manager

South Cone Investments Limited Partnership

By	South Lake Management LLC,
as General Partner

	By:	/s/ Isidoro Quiroga Cortés
Name: Isidoro Quiroga Cortés
Title: Manager

	By:	/s/ Luis Felipe Correa González
Name: Luis Felipe Correa González
Title: Manager

South Lake Management LLC

By:	/s/ Isidoro Quiroga Cortés
Name: Isidoro Quiroga Cortés
Title: Manager

By:	/s/ Luis Felipe Correa González
Name: Luis Felipe Correa González
Title: Manager